Exhibit 99.2
1 Second Quarter 2009 Results Supplemental Information August 4, 2009

2 "Safe Harbor" Statement Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. We wish to take advantage of "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and we caution you that actual events or results may differ materially from the expectations we express in our forward-looking statements as a result of various risks and uncertainties, many of which are beyond our control. Factors that could cause our actual results to differ materially from these forward-looking statements, include: (1) changes in laws and regulations, (2) changes in the competitive environment, (3) changes in technology, (4) franchise related matters, (5) market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes, (6) demand for the programming content we distribute or continued access to programming content, (7) general economic conditions, and (8) other risks described from time to time in reports and other documents we file with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures. Definitions and reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.rcn.com.

3 Q209 Highlights Positive Free Cash Flow: $18M YTD 29% EBITDA margin drives record EBITDA of $56M Capital investments and acquisitions fueling growth, margin expansion and diversified portfolio Strong balance sheet and positive free cash flow create operating, financial and strategic flexibility Revenue & EBITDA EBITDA Mix ($ in millions) Note: Totals may not add due to rounding YTD 2Q08 YTD 2Q09 +4% Y-o-Y +18% Y-o-Y

4 Residential / SMB Update Continued customer growth despite Q2 seasonality and recession Sustained Revenue / EBITDA growth Leading industry metrics driven by attractive geographic markets and high bundle rates Marching toward 100% digital in all markets - one of the first in the industry! Customers RGUs (Customers and RGUs in 000s) Note: Totals may not add due to rounding

RCN Metro Update

- Revenue of $47M up 11%, driven by a success-based capital program that balances short & long term growth
- EBITDA margin up ~500bps to 33%
- Investing in:
  - ✓ On-net transport capacity & expansion
  - ✓ Low latency Ethernet services
  - ✓ High Density colocation
  - ✓ Big Projects: OpenCape
- Strong momentum from expanded network reach and capabilities
  - ✓ >1,300 on-net locations
  - ✓ >12,000 fiber route miles (including full RCN network)


Internet
RCN Mega pops
Ethernet
Sonet ADM
Ethernet Switch
Sonet
Enterprise Building
Enterprise Building
Fiber Optic Wavelength
DWDM System
Fiber Optic Infrastructure
Enterprise Building
Central Office
Carrier Hotel
City Area

RCN METRO Optical Networks

5

6 Consolidated Results Revenue ($ in millions) EBITDA +4% Y-o-Y +18% Y-o-Y Note: Totals may not add due to rounding. EBITDA Margin Capex

7 Residential / SMB Results Revenue ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex +2% Y-o-Y +13% Y-o-Y

8 Revenue RCN Metro Results ($ in millions) EBITDA Note: Totals may not add due to rounding. EBITDA Margin Capex +11% Y-o-Y +33% Y-o-Y

9 Liquidity / Debt Position Free Cash Flow Cash & Short Term Investments Leverage Ratios Debt Maturity Profile (1) Calculated on a trailing 12 months basis, pro forma for NEON Note: Totals may not add due to rounding. ($ in millions) (1)